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                 [LETTERHEAD OF KING & SPALDING ]  EXHIBIT 5 (B)



                                 July 7, 1998


Delta Air Lines, Inc.
Hartsfield Atlanta International
   Airport
1030 Delta Boulevard
Atlanta, Georgia 30320-6001

         Re:      Registration of Pass Through Certificates

Ladies and Gentlemen:

         We have acted as counsel for Delta Air Lines, Inc., a Delaware corporation ("Delta"), in connection with the filing by Delta of its Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, which registration statement, together with the related registration statement (File No. 33-50175) previously filed by Delta, relates up to $1,583,881,000 in aggregate principal amount of Pass Through Certificates of Delta (the "Pass Through Certificates"). The Pass Through Certificates will be issued pursuant to the provisions of the Pass Through Trust Agreement to be entered into between Delta and The Bank of New York, as Pass Through Trustee (the "Pass Through Trustee"), a form of which has been filed as an exhibit to the Registration Statement (the "Pass Through Agreement"), as supplemented by a separate Series Supplement for each series of Pass Through Certificates (each, a "Series Supplement").

         In so acting, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials and officers of Delta, we have assumed the same to have been properly given and to be accurate.

         Based on the foregoing, we are the opinion that, assuming (i) the due authorization, execution and delivery of the Pass Through Agreement and each applicable Series Supplement by each of the parties thereto, and (ii) the due authorization, execution, issue, delivery and authentication by the Pass Through Trustee of the Pass Through Certificates to be issued under the Pass Through Agreement and each applicable Series Supplement, (A) the Pass Through Agreement constitutes, and each applicable Series Supplement, when duly executed and delivered, will constitute, a valid and binding agreement of each of the parties thereto, and (B) the Pass Through Certificates, when duly executed, delivered and authenticated by the Pass


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Delta Air Lines, Inc.
July 7, 1998
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Through Trustee in accordance with the terms of the Pass Through Agreement and each applicable Series Supplement and sold in accordance with the related purchase agreement or underwriting agreement between Delta and the purchasers or underwriters, as the case may be, named therein, will be validly issued, will constitute valid and binding obligations of the Pass Through Trustee in accordance with their terms and will be entitled to the benefits of the Pass Through Agreement and each applicable Series Supplement in accordance with their terms and the terms of the Pass Through Agreement and such Series Supplement.

         The opinions set forth above are subject, as to enforcement, to the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity (whether applied by a court of law or equity).

         The opinions expressed herein are limited in all respects to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the captions "Validity of the Certificates" and "Certain United States Federal Income Tax Consequences" in the prospectus relating to the Pass Through Certificates that constitutes a part of the Registration Statement.

                                            Very truly yours.

                                        /s/ KING & SPALDING